UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  June 28, 2007

(Date of Earliest Event Reported)

1st Pacific Bancorp

(Exact Name of Registrant as Specified in its Charter)

California	000-52436	20-5738252
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of Incorporation)	Number)	Identification No.)

9333 Genesee Ave, Suite 300, San Diego, California 92121

(Address of principal executive offices)

(858) 875-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Explanatory Note

This Form 8-K/A amends the Current Report on Form 8-K of 1st Pacific Bancorp (the “Company”) filed with the Securities and Exchange Commission on July 5, 2007.  This Form 8-K/A files the financial statements required by Item 9.01(a) and (b), which the Company stated would be filed by amendment to its original Form 8-K.

Item 9.01    Financial Statements and Exhibits

(a)          Financial statements of business acquired.

The financial statements for Landmark National Bank as of December 31, 2006 are incorporated by reference from the Company’s Registration Statement on Form S-4/A filed on May 14, 2007 (File No. 333-141955 / Film No. 07846427) pursuant to General Instruction B.3 of Form 8-K.  The financial statements for Landmark National Bank as of December 31, 2005 and 2004 are included herein as Appendix A. The June 30, 2007 interim balance sheet and the June 30, 2007 and June 30, 2006 statements of operation and cash flows for Landmark National Bank are included herein as Appendix B.

(b)         Pro forma financial information.

On July 1, 2007, the Company, its wholly owned subsidiary, 1st Pacific Bank of California, and Landmark National Bank completed a merger pursuant to which Landmark National Bank was merged with and into 1st Pacific Bank of California. The Unaudited Pro forma Condensed Combined Statement of Income for the year ended December 31, 2006 was previously filed with the Company’s registration statement on Form S-4/A filed on May 14, 2007 (File No. 333-141955 / Film No. 07846427) pursuant to General Instruction B.3 of Form 8-K.

The Unaudited Pro forma Condensed Combined Balance Sheet as of June 30, 2007 combines the historically consolidated balance sheet of the Company and Landmark National Bank as if the merger between Landmark National Bank and 1st Pacific Bank of California had been effective on that date, after giving effect to certain adjustments.  These adjustments are based on estimates.  The Unaudited Pro Forma Condensed Combined Statement of Income for the six months ended June 30, 2007 present Combined Statements of Income of the Company and Landmark National Bank as if the merger had been effective on such date, after giving effect to certain adjustments. Pro forma financial statements are included herein as Appendix C.

The Unaudited Pro Forma Condensed Combined Financial Information has been prepared from and should be read in conjunction with, the historical consolidated financial statements and notes thereto of the Company and Landmark National Bank.  The pro forma combined figures shown in the Unaudited Pro Forma Condensed financial information are simply arithmetical combinations of the Company’s and Landmark National Bank’s financial results; you should not assume that the Company or Landmark National Bank would have achieved the pro forma combined results if they had actually been combined during the period presented.

(c)          Shell company transactions.

Not applicable

(d)         Exhibits.

Exhibit 23.1    Consent of Vavrinek, Trine, Day & Co., LLP, to incorporation of report.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st Pacific Bancorp

Date: September 13, 2007	By:	/s/ James H. Burgess
James H. Burgess
Executive Vice President
Chief Financial Officer
Principal Accounting Officer

3

LIST OF APPENDICES

Landmark National Bank Financial Statements with Auditors’ Report, December 31, 2005 and 2004	Appendix A

Landmark National Bank Interim Financial Statements, June 30, 2007	Appendix B

Unaudited Pro Forma Condensed Financial Statements; As of June 30, 2007, for the six months ended June 30, 2007	Appendix C

4

Appendix A

LANDMARK NATIONAL BANK

FINANCIAL STATEMENTS

WITH

INDEPENDENT AUDITORS’ REPORT

December 31, 2005 and 2004

A-i

Vavrinek, Trine, Day & Co., LLP Certified Public Accountants & Consultants	VALUE THE DIFFERENCE

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders of

Landmark National Bank

We have audited the accompanying statements of financial condition of Landmark National Bank as of December 31, 2005 and 2004 and the related statements of operations, changes in shareholders’ equity, and cash flows for the years then ended.  These financial statements are the responsibility of the Bank’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Landmark National Bank as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Laguna Hills, California

January 19, 2006

25231 Paseo De Alicia, Suite 100    Laguna Hills, CA  92653    Tel: 949.768.0833    Fax: 949.768.8408    www.vtdcpa.com

FRESNO  •  LAGUNA HILLS  •  PALO ALTO  •  PLEASANTON  •  RANCHO CUCAMONGA

LANDMARK NATIONAL BANK

STATEMENTS OF FINANCIAL CONDITION

December 31, 2005 and 2004

	2005	2004
ASSETS
Cash and Due from Banks	$1,563,074	$2,001,163
Federal Funds Sold	3,740,246	1,600,595
TOTAL CASH AND CASH EQUIVALENTS	5,303,320	3,601,758

Interest-bearing Deposits in Other Banks	2,864,319	1,686,000

Investment Securities Available for Sale	21,894,119	9,607,385

Loans:
Construction and Land Development	32,232,257	20,846,192
Real Estate - Other	34,156,117	23,850,384
Commercial	15,532,298	6,327,727
Consumer	4,783,747	1,082,663
TOTAL LOANS	86,704,419	52,106,966
Deferred Loan Fees, Net of Costs	(94,824)	(81,142)
Allowance for Loan Losses	(1,045,516)	(572,284)
NET LOANS	85,564,079	51,453,540

Premises and Equipment	1,069,995	1,084,310
Federal Reserve Bank and Other Bank Stocks, at Cost	928,050	304,500
Accrued Interest Receivable	578,329	230,134
Goodwill	5,539,112	—
Accrued Interest and Other Assets	592,202	229,869

	$124,333,525	$68,197,496

The accompanying notes are an integral part of these financial statements.

LANDMARK NATIONAL BANK

STATEMENTS OF FINANCIAL CONDITION

December 31, 2005 and 2004

	2005	2004
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-Bearing Demand	$25,349,285	$14,381,141
Savings, NOW and Money Market Accounts	39,056,467	21,403,292
Time Deposits Under $100,000	21,728,211	11,944,046
Time Deposits $100,000 and Over	18,404,098	13,841,896
TOTAL DEPOSITS	104,538,061	61,570,375
Other Borrowings	1,862,028	—
Accrued Interest and Other Liabilities	1,356,477	254,489
TOTAL LIABILITIES	107,756,566	61,824,864

Commitments and Contingencies - Notes E and H	—	—

Shareholders’ Equity:
Common Stock - 10,000,000 Shares Authorized, $5.00 Par Value; Shares Issued and Outstanding, 1,907,948 in 2005 and 1,164,104 in 2004	9,539,740	5,820,520
Surplus	12,039,812	5,904,206
Accumulated Deficit	(4,809,523)	(5,259,662)
Accumulated Other Comprehensive Income - Unrecognized Gain (Loss) on Available-for-Sale Securities	(193,070)	(92,432)
TOTAL SHAREHOLDERS’ EQUITY	16,576,959	6,372,632

	$124,333,525	$68,197,496

The accompanying notes are an integral part of these financial statements.

LANDMARK NATIONAL BANK

STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2005 and 2004

	2005	2004
INTEREST INCOME
Interest and Fees on Loans	$5,497,843	$2,236,288
Interest on Investment Securities	516,342	265,258
Other Interest and Dividend Income	190,672	109,954
TOTAL INTEREST INCOME	6,204,857	2,611,500
INTEREST EXPENSE
Interest on Savings Deposits, NOW and Money Market Accounts	458,948	177,551
Interest on Time Deposits	891,951	272,600
Interest on Borrowed Funds	65,551	1,490
TOTAL INTEREST EXPENSE	1,416,450	451,641

NET INTEREST INCOME	4,788,407	2,159,859
Provision for Loan Losses	230,597	387,959
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	4,557,810	1,771,900

NONINTEREST INCOME
Service Charges, Fees and Other Income	215,842	110,049
Gain on Sale of Loans	77,692	—
Loss on Sale of Available-for-Sale Securities	—	(2,127)
Loan Referral Fees	67,940	61,516
	361,474	169,438
NONINTEREST EXPENSE
Salaries and Employee Benefits	2,159,507	1,658,289
Occupancy and Equipment Expenses	1,007,354	939,240
Marketing and Business Promotion	166,266	246,442
Professional Fees	229,180	129,021
Data Processing	496,011	236,922
Office Expenses	144,346	113,471
Other Expenses	265,681	153,852
	4,468,345	3,477,237
INCOME (LOSS) BEFORE INCOME TAXES	450,939	(1,535,899)
Income Taxes	800	800

NET INCOME (LOSS)	$450,139	$(1,536,699)

NET INCOME (LOSS) PER SHARE - BASIC	$0.30	$(1.32)
NET INCOME (LOSS) PER SHARE - DILUTED	$0.29	$(1.32)

The accompanying notes are an integral part of these financial statements.

LANDMARK NATIONAL BANK

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

For the Years Ended December 31, 2005 and 2004

						Accumulated
		Common Stock				Other
	Comprehensive	Number of			Accumulated	Comprehensive
	Income	Shares	Amount	Surplus	Deficit	Income	Total

Balance at January 1, 2004		1,164,104	$5,820,520	$5,904,206	$(3,722,963)	$32,385	$8,034,148
Comprehensive Income:
Net Loss	$(1,536,699)				(1,536,699)		(1,536,699)
Reclassification of Loss on Sale of Securities Recognized in Earnings	2,127					2,127	2,127
Unrealized Loss On Available-for-Sale Securities	(126,944)					(126,944)	(126,944)
Total Comprehensive Income	$(1,661,516)
Balance at December 31, 2004		1,164,104	5,820,520	5,904,206	(5,259,662)	(92,432)	6,372,632
Shares, Substituted Options and Substituted Warrants issued in Purchase of Legacy Bank, N.A.		743,844	3,719,220	6,135,606			9,854,826
Comprehensive Income:
Net Income	$450,139				450,139		450,139
Unrealized Loss On Available-for-Sale Securities	(100,638)					(100,638)	(100,638)
Total Comprehensive Income	$349,501

Balance at December 31, 2005		1,907,948	$9,539,740	$12,039,812	$(4,809,523)	$(193,070)	$16,576,959

The accompanying notes are an integral part of these financial statements.

LANDMARK NATIONAL BANK

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2005 and 2004

	2005	2004
OPERATING ACTIVITIES
Net Income (Loss)	$450,139	$(1,536,699)
Adjustments to Reconcile Net Loss to Net Cash Provided (Used) by Operating Activities:
Depreciation and Amortization	303,174	208,551
Provision for Loan Losses	230,597	387,959
Gain on Sale of Loans	(77,692)	—
Loss on Sale of Available-for-Sale Securities	—	2,127
Other Items	(282,910)	367,869
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	623,308	(570,193)
INVESTING ACTIVITIES
Increase in Interest-bearing Deposits - Other Banks	(1,178,319)	(187,000)
Change in Federal Reserve Bank Stock	(136,350)	68,150
Purchase of Available-for-Sale Securities	(7,591,427)	(5,472,923)
Maturities of Available-for-Sale Securities	5,235,214	5,450,000
Sales of Available-for-Sale Securities	—	2,001,013
Net Increase in Loans	(9,317,471)	(33,593,326)
Procceds from Sale of Loans	969,818	—
Net Cash and Cash Equivalents acquired in Acquisition of Legacy Bank, N.A.	4,031,240	—
Purchases of Premises and Equipment	(92,697)	(29,069)
NET CASH USED BY INVESTING ACTIVITIES	(8,079,992)	(31,763,155)
FINANCING ACTIVITIES
Net Increase in Deposits	8,999,272	30,758,228
Net Increase Other Borrowings	158,974	—
NET CASH PROVIDED BY FINANCING ACTIVITIES	9,158,246	30,758,228

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,701,562	(1,575,120)
Cash and Cash Equivalents at Beginning of Period	3,601,758	5,176,878
CASH AND CASH EQUIVALENTS AT END OF YEAR	$5,303,320	$3,601,758

Supplemental Disclosures of Cash Flow Information:
Interest Paid	$1,317,913	$435,708
Taxes Paid	$800	$800

The accompanying notes are an integral part of these financial statements.

LANDMARK NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The Bank has been organized as a single operating segment and operates full-service branch offices in Solana Beach and La Jolla, California.  The Bank’s primary source of revenue is providing loans to customers, who are predominately small and middle-market businesses and individuals.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash, due from banks and federal funds sold.  Generally, federal funds are sold for one-day periods.

Cash and Due from Banks

Banking regulations require that banks maintain a percentage of their deposits as reserves in cash or on deposit with the Federal Reserve Bank.  The Bank was in compliance with its reserve requirements as of December 31, 2005.

The Bank maintains amounts due from banks, which may exceed federally insured limits.  The Bank has not experienced any losses in such accounts.

Investment Securities

Bonds, notes, and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

Investments not classified as trading securities nor as held to maturity securities are classified as available-for-sale securities and recorded at fair value.  Unrealized gains or losses on available-for-sale securities are excluded from net income and reported as an amount net of taxes as a separate component of other comprehensive income included in shareholders’ equity.  Premiums or discounts on held-to-maturity and available-for-sale securities are amortized or accreted into income using the interest method.  Realized gains or losses on sales of held-to-maturity or available-for-sale securities are recorded using the specific identification method.

Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other-than-temporary result in write-downs of the individual securities to their fair value.  The related write-downs are included in earnings as realized losses.  In estimating other-than-temporary impairment losses, management considers the length of time and the extent to which the fair value has been less than cost, the financial condition and near-term prospects of the issuer, and the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Loans

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding unpaid principal balances reduced by any charge-offs or specific valuation accounts and net of any deferred fees or costs on originated loans, or unamortized premiums or discounts on purchased loans.

Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan.

Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans.  The accrual of interest on loans is discontinued when principal or interest is past due 90 days (based on the contractual terms of the loan) or when, in the opinion of management, there is reasonable doubt as to collectibility.  When loans are placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period interest income.  Income on nonaccrual loans is subsequently recognized only to the extent that cash is received and the loan’s principal balance is deemed collectible.  Interest accruals are resumed on such loans only when they are brought current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to all principal and interest.

The Bank considers a loan to be impaired when it is probable that the Bank will be unable to collect all amounts due (principal and interest) according to the contractual terms of the loan agreement.  Measurement of impairment is based on the expected future cash flows of an impaired loan, which are to be discounted at the loan’s effective interest rate, or measured by reference to an observable market value, if one exists, or the fair value of the collateral for a collateral-dependent loan.  The Bank selects the measurement method on a loan-by-loan basis except that collateral-dependent loans for which foreclosure is probable are measured at the fair value of the collateral.  The Bank recognizes interest income on impaired loans based on its existing methods of recognizing interest income on nonaccrual loans.

The Bank has adopted Statement of Financial Accounting Standard (“SFAS”) No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.”

This Statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities.  Under this Statement, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished.

To calculate the gain (loss) on sale of loans, the Bank’s investment in the loan is allocated among the retained portion of the loan, the servicing retained, the interest-only strip and the sold portion of the loan, based on the relative fair market value of each portion.  The gain (loss) on the sold portion of the loan is recognized at the time of sale based on the difference between the sale proceeds and the allocated investment.  As a result of the relative fair value allocation, the carrying value of the retained portion is discounted, with the discount accreted to interest income over the life of the loan.  That portion of the excess servicing fees that represent contractually specified servicing fees (contractual servicing) are reflected as a servicing asset which is amortized over an estimated life using a method approximating the level yield method; in the event future prepayments exceed management’s estimates and future expected cash flows are inadequate to cover the unamortized servicing asset, additional amortization would be recognized.  The portion of excess servicing fees in excess of the contractual servicing fees is reflected as interest-only (I/O) strips receivable, which are classified as interest-only strips receivable available for sale and are carried at fair value

Loans Held for Sale

SBA Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate.  Net unrealized losses are recognized through a valuation allowance by charges to income.  Gains or losses realized on the sales of loans are recognized at the time of sale and are determined by the difference between the net sales proceeds and the carrying value of the loans sold, adjusted for any servicing asset or liability.  Gains and losses on sales of loans are included in noninterest income.

Allowance for Loan Losses

The allowance for loan losses is adjusted by charges to income and decreased by charge-offs (net of recoveries).  Management’s periodic evaluation of the adequacy of the allowance is based on the Bank’s known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, and current economic conditions.

Premises and Equipment

Premises and equipment are carried at cost less accumulated depreciation and amortization.  Depreciation is computed using the straight-line method over the estimated useful lives, which ranges from three to seven years for furniture and equipment. Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the improvements or the remaining lease term, whichever is shorter.  Expenditures for betterments or major repairs are capitalized and those for ordinary repairs and maintenance are charged to operations as incurred.

Goodwill

Goodwill represents the excess of the purchase price over the estimated fair value of net assets associated with acquisition of Legacy Bank, N.A. which was accounted for as a purchase.

The Company applies SFAS No. 142, “Accounting for Goodwill and Other Intangible Assets.”  This Statement established new accounting standards for goodwill and continues to require the recognition of goodwill as an asset but does not permit amortization of goodwill as previously required by the Accounting Principles Board (“APB”) Opinion No. 17.  The Statement also established a new method of testing goodwill for impairment.  It requires goodwill to be separately tested for impairment at a reporting unit level.  The amount of goodwill determined to be impaired would be expensed to current operations.

The Bank will perform its first annual impairment test of goodwill as of June 30, 2006.  Goodwill will tested for impairment using the combined Bank as the reporting unit.  The fair value of the Bank will be estimated using current value of the Bank’s outstanding common stock as well as multiples of earnings and tangible book value, which are commonly used for valuation purposes and publicly reported in the community banking industry.

Advertising Costs

The Bank expenses the costs of advertising in the year incurred.

Income Taxes

Deferred income taxes are computed using the asset and liability method, which recognizes a liability or asset representing the tax effects, based on current tax law, of future deductible or taxable amounts attributable to events that have been recognized in the consolidated financial statements.  A valuation allowance is established to reduce the deferred tax asset to the level at which it is “more likely than not” that the tax asset or benefits will be realized.  Realization of tax benefits of deductible temporary differences and operating loss carryforwards depends on having sufficient taxable income of an appropriate character within the carryforward periods.

Earnings per Share (EPS)

Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period.  Diluted EPS reflects the potential dilution that could occur if options or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Disclosure of Fair Value of Financial Instruments

SFAS No. 107 specifies the disclosure of the estimated fair value of financial instruments.  The Bank’s estimated fair value amounts have been determined using available market information and appropriate valuation methodologies.

However, considerable judgment is required to develop the estimates of fair value.  Accordingly, the estimates are not necessarily indicative of the amounts the Bank could have realized in a current market exchange.  The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

Financial Instruments

In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit, commercial letters of credit, and standby letters of credit as described in Note H.  Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

Stock-Based Compensation

SFAS No. 123, “Accounting for Stock-Based Compensation,” encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value.  The Bank plans to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related Interpretations.  Accordingly, compensation cost for stock options will be measured as the excess, if any, of the quoted market price of the Bank’s stock at the date of the grant over the amount an employee must pay to acquire the stock.  All of the Bank’s stock option grants included exercise prices equal to the Bank’s current market price per share; accordingly, no compensation expense was reported using the intrinsic value method of APB Opinion No. 25.  See Note J for additional information on the Bank’s stock option plan.

Had compensation cost for the Bank’s stock option plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of SFAS No. 123, the Bank’s net income (loss) and per share amounts would have changed to the pro forma amounts indicated below:

	2005	2004
Net Income (Loss):
As Reported	$450,139	$(1,536,699)
Stock-Based Compensation using Intrinsic Value Method	—	—
Stock-Based Compensation that would have been reported using the Fair Value Method of SFAS 123	(313,064)	(58,208)

Pro Forma Income (Loss)	$137,075	$(1,594,907)

Basic Income (Loss) Per Share:
As Reported	$0.30	$(1.32)
Pro Forma	$0.09	$(1.37)

Diluted Income (Loss) Per Share:
As Reported	$0.29	$(1.32)
Pro Forma	$0.09	$(1.37)

During 2005, the Bank accelerated all of the vesting in its outstanding stock options such that all options were 100% vested as of December 31, 2005.  The acceleration increased the above pro forma compensation expenses by approximately $53,000.  No current year expense was recognized in connection with this acceleration as the Bank believes all of the employees and directors receiving the acceleration benefit will continue on as employees and directors through the original option vesting terms.

Current Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) revised SFAS 123 and issued it under its new name, “Share-Based Payment.”   This statement eliminates the alternative to use APB Opinion 25’s intrinsic value method of accounting discussed in the previous paragraph.  Instead, this Statement generally requires entities to recognize the cost of employee services received in exchange for awards of stock options, or other equity instruments, based on the grant-date fair value of those awards. This cost will be recognized over the period during which an employee is required to provide service in exchange for the award, generally the vesting period.

The Bank must adopt this Statement in 2006 for all new stock option awards as well as any existing awards that are modified, repurchased or cancelled.  In addition, the unvested portion of previously awarded options will also be recognized as expense.  The Bank is unable to estimate the impact of this Statement on its financial condition and results of operations as the decision to grant option awards is made annually on a case-by-case basis and, accordingly, the Bank cannot estimate the amount of stock awards that will be made in 2006.  As of December 31, 2005, there were no stock options outstanding that vest in 2006 and later years therefore no compensation cost will be recognized in 2006 or later years for currently outstanding stock options.

Comprehensive Income

Statement of Financial Accounting Standard No. 130, “Reporting Comprehensive Income,” requires the disclosure of comprehensive income and its components.  Changes in unrealized gain on available-for-sale securities are the only component of accumulated other comprehensive income for the bank.

Reclassifications

Certain reclassifications have been made to the 2004 financial statements to conform to the classifications used in 2005.

NOTE B - ACQUISITON OF LEGACY BANK, N.A.

Effective July 15, 2005, the Bank acquired 100% of the outstanding stock of Legacy Bank, N.A. and merged the operations of Legacy Bank, N.A. into the Bank.  The purchase price was $10,056,586 which was comprised of the following items:

Common Stock - 743,844 Shares Issued	$9,394,826
Estimated Value of Substituted Options Issued	330,000
Estimated Value of Substituted Warrants Issued	130,000
Transaction Fees and Costs	201,760

Total Purchase Price	$10,056,586

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition. The estimates are preliminary and subject to change within a one-year allocation period.

Cash and Cash Equivalents	$4,031,240
Investment Securities	10,495,634
Loans, Net	25,915,791
Premises and Equipment	196,162
Goodwill	5,539,112
Core Deposit Intangible	147,707
Other Assets	458,247
Total Assets Acquired	46,783,893

Deposits	33,968,414
Borrowings	1,703,054
Other Liabilities	1,055,839
Total Liabilities Assumed	36,727,307
Net Assets Acquired	$10,056,586

Goodwill recorded in this transaction is not deductible for income tax purposes.

The core deposit intangible will be amortized based on expected account retention over a ten year period.  For 2006 the projected amortization is $26,512 and for 2007 the projected amortization is $22,017.  The core deposit intangible will be evaluated periodically to determine the reasonableness of the projected amortization by comparing actual deposit retention to projected retention.

NOTE C - INVESTMENT SECURITIES

Debt and equity securities have been classified in the statements of condition according to management’s intent.  The carrying amount of securities available for sale and their approximate fair values at December 31 were as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
December 31, 2005
U.S. Government Agencies	$14,004,019	$2,066	$(100,978)	$13,905,107
Collateralized Mortgage Obligations	764,115	—	(22,132)	741,983
Mortgage-Backed Securities	7,319,055	10,119	(82,145)	7,247,029

	$22,087,189	$12,185	$(205,255)	$21,894,119

December 31, 2004
U.S. Government Agencies	$8,000,392	$—	$(67,392)	$7,933,000
Mortgage-Backed Securities	1,699,425		(25,040)	1,674,385

	$9,699,817	$—	$(92,432)	$9,607,385

As of December 31, 2005 and 2004, the Bank had pledged investment securities carried at approximately $12,055,000 and $5,945,000, respectively, to secure borrowings discussed in Note I as well as other purposes.

The amortized cost and estimated fair value of all investment securities as of December 31, 2005 by contractual maturity, and in the case of mortgage-backed securities and collateralized mortgage obligations, based on the expected cash flow, are shown below.  Actual maturities may differ from these maturities as borrowers may have the right to call or prepay the obligation, with or without prepayment penalties, and estimates of future cash flows may adjust.

	Amortized	Fair
	Cost	Value

Due in One Year or Less	$6,975,189	$6,929,620
Due from One Year to Five Years	12,305,032	12,172,326
Due after Five Years to Ten Years	1,318,221	1,308,180
Due after Ten Years	1,488,747	1,483,993

	$22,087,189	$21,894,119

The gross unrealized loss and related estimated fair value of investment securities that have been in a continuous loss position for less than twelve month and more than twelve months at December 31 are summarized in the following table:

	Less Than Twelve Months		More Than Twelve Months		Total
	Unrealized	Estimated	Unrealized	Estimated	Unrealized	Estimated
	Loss	Fair Value	Loss	Fair Value	Loss	Fair Value
December 31, 2005:
U.S. Government Agencies	$(44,156)	$8,953,107	$(56,822)	$4,455,350	$(100,978)	$13,408,457
Collateralized Mortgage Obligations	(16,834)	350,771	(5,298)	391,212	(22,132)	741,983
Mortgage Backed Securities	(47,841)	4,912,481	(34,304)	946,391	(82,145)	5,858,872

	$(108,831)	$14,216,359	$(96,424)	$5,792,953	$(205,255)	$20,009,312
December 31, 2004:
U.S. Government Agencies	$(67,392)	$7,933,000	—	—	$(67,392)	$7,933,000
Mortgage Backed Securities	(25,040)	1,674,385	—	—	(25,040)	1,674,385

	$(92,432)	$9,607,385	$—	$—	$(92,432)	$9,607,385

As of December 31, 2005, the Bank had forty-seven investment securities where the estimated fair value had declined 1.03% from the Bank’s amortized cost.  Management evaluates investment securities for other-than-temporary impairment taking into consideration the extent and length of time the fair value has been less than cost, the financial condition of the issuer and whether the Bank has the intent and ability to retain the investment for a period of time sufficient to allow for any anticipated recovery in fair value, which may be at maturity.  As of December 31, 2005, no declines in fair value are deemed to be other-than-temporary.

The Bank sold no investment securities in 2005.  During 2004, the Bank sold investment securities with a net book value of $2,015,140 for $2,013,013, resulting in a recognized loss of $2,127.

NOTE D - LOANS

The Bank’s loan portfolio consists primarily of loans to borrowers within San Diego County, California.  Although the Bank seeks to avoid concentrations of loans to a single industry or based upon a single class of collateral, real estate and real estate associated businesses are among the principal industries in the Bank’s market area and, as a result, the Bank’s loan and collateral portfolios are, to a large degree, concentrated in those industries.

The Bank also originated SBA loans for sale to institutional investors.  Funding for these SBA programs depends on annual appropriations by the U.S. Congress.

The Bank was servicing approximately $880,000 in SBA loans previously sold as of December 31, 2005.  The Bank has recorded servicing assets related to these loans totaling approximately $18,000 as of December 31, 2005.  The estimated fair value of the servicing assets approximated the carrying amount at December 31, 2005.  Fair value is estimated by discounting estimated future cash flows from the servicing assets using discount rates that approximate current market rates over the expected lives of the loans being serviced.  For purposes of measuring impairment, the Bank has identified each servicing asset with the underlying loan being serviced.  A valuation allowance is recorded if the fair value is below the carrying amount of the asset.

The Bank may also receive a portion of subsequent interest collections on loans sold that exceed the contractual servicing fee.  In that case the Bank records an interest-only strip based on the relative fair market value of it and the other components of the loan. The Bank had interest-only strips of approximately $1,000 as of December 31, 2005.  The estimated fair value of the interest-only strips also approximated the carrying amount at December 31, 2005.  Fair value is estimated by discounting estimated future cash flows from the interest-only strips using assumptions similar to those used in valuing servicing assets

A summary of the changes in the allowance for loan losses as of December 31 follows:

	2005	2004

Balance at Beginning of Year	$572,284	$184,325
Additions to the Allowance Charged to Expense	230,597	387,959
Allowance from Legacy Bank, N.A. Acquisition	250,000	—
Recoveries on Loans Charged Off	—	—
	1,052,881	572,284
Less Loans Charged Off	(7,365)	—

	$1,045,516	$572,284

The Bank did not have any significant non-performing or impaired loans during the years ended December 31, 2005 and 2004.

NOTE E - PREMISES AND EQUIPMENT

A summary of premises and equipment as of December 31 follows:

	2005	2004

Furniture, Fixtures, and Equipment	$739,061	$567,813
Computer Equipment	383,360	214,269
Leasehold Improvements	720,915	717,328
Vehicle	14,789	14,790
	1,858,125	1,514,200
Less Accumulated Depreciation and Amortization	(788,130)	(429,890)

	$1,069,995	$1,084,310

At December 31, 2005, the future lease rental payable under noncancellable operating leases commitments for the Bank’s main office and La Jolla branches was as follows:

2006	$730,067
2007	695,382
2008	555,425
2009	575,273
2010	599,968
Thereafter	2,752,146

$5,908,261

The lease for the main office expires on August 31, 2011 and provides for two five-year options to renew at the then current market rate.  The lease for the La Jolla branch expires on January 31, 2018.  The Bank is also responsible for its pro rata share of common area expenses for each location including maintenance, taxes and insurance.  The minimum rental payments shown above are given for the existing lease obligations and are not a forecast of future rental expense.

Included in the above table are the minimum lease payments of approximately $438,000 for the La Jolla branch that was acquired from Legacy Bank, N.A.  This branch was closed on August 22, 2005 as part of the Bank’s business integration plans for the acquisition and the remaining lease obligation was accrued in other liabilities and charged to goodwill as part of the purchase accounting treatment of the acquisition.

Total rental expense was approximately $513,000 and $483,000 for the years ended December 31, 2005 and 2004, respectively.

NOTE F - DEPOSITS

At December 31, 2005, the scheduled maturities of time deposits are approximately as follows:

Due in One Year or Less	$38,339,000
Due from One to Three Years	1,267,000
Over Three Years	527,000

$40,133,000

NOTE G - INCOME TAXES

During 2005 the Bank recognized an income tax expense of $800 comprised of $184,800 of taxes accrued on current operating earnings reduced by a $184,000 reduction in the valuation allowance against net deferred tax established in prior years.  The tax benefit related to the operating losses incurred during 2004 was not recognized, as realization of the benefit is dependent upon future income.

Deferred taxes are a result of differences between income tax accounting and generally accepted accounting principles with respect to income and expense recognition.  The following is a summary of the components of the net deferred tax assets recognized in the accompanying statements of financial condition at December 31:

	2005	2004
Deferred Tax Assets:
Pre-Opening Expenses	$288,000	$257,000
Operating Loss Carryforwards	3,127,000	1,902,000
Allowance for Loan Losses Due to Tax Limitations	361,000	178,000
Purchase Accounting Adjustments	325,000	—
Other Items	4,000	4,000
	4,105,000	2,341,000

Valuation Allowance	(3,947,000)	(2,150,000)

Deferred Tax Liabilities:
Depreciation Differences	(13,000)	(133,000)
Accrual to Cash	(145,000)	(58,000)
	(158,000)	(191,000)

Net Deferred Tax Assets	$—	$—

The valuation allowance was established because the Bank has not reported earnings sufficient enough to support the recognition of the deferred tax assets.  The following is a reconciliation of the changes in the valuation during the year ended December 31, 2005 and the allocation of the future benefits of the valuation allowance as of December 31, 2005:

Valuation Allowance at Beginning of Year	$2,150,000
Net Deferred Tax Assets of Legacy Bank, N.A. at Acquisition	1,656,000
Net Deferred Tax Assets Resulting from Purchase Accounting Adjustments	325,000
Valuation Allowance Utilized against 2005 Income Tax Expense	(184,000)

Valuation Allowance at End of Year	$3,947,000

Future Benefit to be Recognized as Reduction in Tax Expense	$1,966,000
Future Benefit to be Recognized as Reduction in Goodwill	1,981,000

$3,947,000

The Bank has net operating loss carryforwards of approximately $7.6 million for federal income and $7.2 million for California franchise tax purposes.  Net operating losses acquired in the acquisition of Legacy Bank, N.A. are limited in use to approximately $410,000 annually.  Federal net operating loss carryforwards, to the extent not used will expire in 2025.  California net operating loss carryforwards, to the extent not used will expire in 2015.

NOTE H - COMMITMENTS

In the ordinary course of business, the Bank enters into financial commitments to meet the financing needs of its customers.  These financial commitments include commitments to extend credit and standby letters of credit.  Those instruments involve to varying degrees, elements of credit and interest rate risk not recognized in the Bank’s financial statements.

The Bank’s exposure to loan loss in the event of nonperformance on commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments.  The Bank uses the same credit policies in making commitments as it does for loans reflected in the financial statements.

As of December 31, 2005 and 2004, the Bank had the following outstanding financial commitments whose contractual amount represents credit risk:

	2005	2004

Commitments to Extend Credit - Construction Loans	$19,134,000	$8,844,000
Commitments to Extend Credit - Other Loans	10,484,000	8,707,000
Letters of Credit	135,000	541,000

	$29,753,000	$18,092,000

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total amounts do not necessarily represent future cash requirements.  The Bank evaluates each client’s credit worthiness on a case-by-case basis.  The amount of collateral obtained if deemed necessary by the Bank is based on management’s credit evaluation of the customer.  The majority of the Bank’s commitments to extend credit and standby letters of credit are secured by real estate.

NOTE I - OTHER BORROWINGS

As of December 31, 2005, the Bank had the following borrowings from the Federal Home Loan Bank (“FHLB”) of San Francisco under secured lines of credit:

Maturity	Rate	Amount

February 13, 2006	3.97%	$1,000,000
October 1, 2007	3.57%	325,000
June 26, 2009	3.21%	337,100
November 10, 2009	4.11%	210,000
Unamortized Discount	N/A	(10,072)

		$1,862,028

The Bank has pledged loans of approximately $4.0 million and investment securities of approximately $2.2 to secure borrowings from the FHLB.  As of December 31, 2005, the Bank had available borrowing capacity of approximately $621,000 under these arrangements.

The Bank may also borrow up to $5,000,000 overnight on an unsecured basis from two of its primary correspondent banks.  In addition, the Bank has a secured borrowing arrangement with the Federal Reserve Bank for $3,500,000.  The Bank has pledged investment securities of approximately $3.5 million to secure this line.  As of December 31, 2005, no amounts were outstanding under these arrangements.

NOTE J - STOCK OPTION PLAN

The Bank’s 2002 Stock Plan was approved by its shareholders on August 23, 2002.  Under the terms of the 2002 Stock Plan, officers and key employees may be granted both nonqualified and incentive stock options and directors and other consultants, who are not also an officer or employee, may only be granted nonqualified stock options.  The Plan provides for options to purchase 349,231 shares of common stock at a price not less than 100% of the fair market value of the stock on the date of grant. Stock options expire no later than ten years from the date of the grant.

The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

	2005	2004

Risk Free Interest Rate	4.20%	3.60%
Estimated Average Life in Years	5.0	5.0
Expected Dividend Rates	0.00%	0.00%
Expected Stock Volatility	25.00%	26.00%

Weighted-Average Option Value	$2.37	$1.91

A summary of the status of the Bank’s stock option plan as of December 31, 2005 and 2004 and changes during the years ending thereon is presented below:

	2005		2004
		Weighted-		Weighted-
		Average		Average
		Exercise		Exercise
	Shares	Price	Shares	Price

Outstanding at Beginning of Year	285,100	$10.33	238,100	$10.02
Granted	120,240	$12.76	47,000	$11.90
Issued in Acquisition	86,521	$12.65	—
Forfeited	(55,386)	$12.65	—

Outstanding at End of Year	436,475	$11.16	285,100	$10.33

Options Exercisable	436,475	$11.16	213,704	$10.01

The following table summarizes information about fixed options outstanding at December 31, 2005:

	Options Outstanding			Options Exercisable
Exercise Price	Number Outstanding	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price	Number Exercisable	Weighted- Average Exercise Price

$9.91 to $10.00	232,200	6.7 Years	$10.00	232,200	$10.00
$10.15 to $11.00	24,724	8.2 Years	$10.58	24,724	$10.58
$12.10 to $13.00	179,551	9.1 Years	$12.75	179,551	$12.75

	436,475	7.2 Years	$11.16	436,475	$11.16

NOTE K - EARNINGS PER SHARE (EPS)

The following is a reconciliation of net income and shares outstanding to the income and number of shares used to compute EPS:

	2005		2004
	Income	Shares	Income	Shares

Net Income (Loss) as Reported	$450,139		$(1,536,699)
Shares Outstanding at Year End		1,907,948		1,164,104
Impact of Weighting Shares
Purchased During the Year		(399,437)		—
Used in Basic EPS	450,139	1,508,511	(1,536,699)	1,164,104
Dilutive Effect of Outstanding Stock Options		44,358		—

Used in Dilutive EPS	$450,139	1,552,869	$(1,536,699)	1,164,104

During 2004, common stock equivalents were not included in the computation of diluted earnings per share as their effect would have been antidilutive.

NOTE L - WARRANTS

In connection with the acquisition of Legacy Bank, N.A., the Bank issued substituted warrants to the former organizers and founders of Legacy Bank, N.A.  Each warrant allow for the purchase of one share of the Bank’s common stock for at $10.00 per share.  All warrants expire on December 31, 2009.  As of December 31, 2005, a total of 73,798 of these warrants were outstanding and exercisable.

NOTE M - REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices.  The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined).  Management believes, as of December 31, 2005, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2005, the most recent notification from the Office of the Comptroller of the Currency (the “OCC”) categorized the Bank as well capitalized under the regulatory framework for prompt corrective action (there are no conditions or events since that notification that management believes have changed the Bank’s category).  To be categorized as well capitalized, the Bank must maintain minimum ratios as set forth in the table below.

The following table also sets forth the Bank’s actual capital amounts and ratios (dollar amounts in thousands):

			Amount of Capital Required
					To Be Well-
					Capitalized
			For Capital		Under Prompt
			Adequacy		Corrective
	Actual		Purposes		Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2005:
Total Capital (to Risk-Weighted Assets)	$12,183	12.8%	$7,629	8.0%	$9,536	10.0%
Tier 1 Capital (to Risk-Weighted Assets)	$11,096	11.6%	$3,814	4.0%	$5,722	6.0%
Tier 1 Capital (to Average Assets)	$11,096	9.4%	$4,715	4.0%	$5,893	5.0%

As of December 31, 2004:
Total Capital (to Risk-Weighted Assets)	$7,037	11.8%	$4,762	8.0%	$5,952	10.0%
Tier 1 Capital (to Risk-Weighted Assets)	$6,465	10.9%	$2,381	4.0%	$3,571	6.0%
Tier 1 Capital (to Average Assets)	$6,465	9.9%	$2,609	4.0%	$3,261	5.0%

The Bank is restricted as to the amount of dividends that can be paid.  Dividends declared by national banks that exceed net income (as defined by OCC regulations) for the current year plus retained net income for the preceding two years must be approved by the OCC.  Also, the Bank may not pay dividends that would result in capital levels being reduced below the minimum requirements shown above.

NOTE N - FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the amount at which the asset or obligation could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.  Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument.  These estimates do not reflect any premium or discount that could result from offering for sale at one time the entire holdings of a particular financial instrument.  Because no market value exists for a significant portion of the financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors.  These estimates are subjective in nature, involve uncertainties and matters of judgment and, therefore, cannot be determined with precision.  Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on financial instruments both on and off the balance sheet without attempting to estimate the value of anticipated future business, and the value of assets and liabilities that are not considered financial instruments.  Additionally, tax consequences related to the realization of the unrealized gains and losses can have a potential effect on fair value estimates and have not been considered in many of the estimates.

The following methods and assumptions were used to estimate the fair value of significant financial instruments:

Financial Assets

The carrying amounts of cash, short-term investments, due from customers on acceptances, and Bank acceptances outstanding are considered to approximate fair value.  Short-term investments include federal funds sold, securities purchased under agreements to resell, and interest bearing deposits with Banks.  The fair values of investment securities, including available for sale, are generally based on quoted market prices.  The fair value of loans are estimated using a combination of techniques, including discounting estimated future cash flows and quoted market prices of similar instruments where available.

Financial Liabilities

The carrying amounts of deposit liabilities payable on demand, commercial paper, and other borrowed funds are considered to approximate fair value.  For fixed maturity deposits, fair value is estimated by discounting estimated future cash flows using currently offered rates for deposits of similar remaining maturities.  The fair value of long-term debt is based on rates currently available to the Bank for debt with similar terms and remaining maturities.

Off-Balance Sheet Financial Instruments

The fair value of commitments to extend credit and standby letters of credit is estimated using the fees currently charged to enter into similar agreements.  The fair value of these financial instruments is not material.

The estimated fair value of financial instruments at December 31 is summarized as follows (amounts in thousands):

	2005		2004
	Carrying	Fair	Carrying	Fair
	Value	Value	Value	Value
Financial Assets:
Cash and Due From Banks	$1,563	$1,563	$2,001	$2,001
Federal Funds Sold	3,740	3,740	1,601	1,601
Deposits in Other Banks	2,864	2,864	1,686	1,686
Investment Securities	21,894	21,894	9,607	9,607
Loans, Net	85,564	85,071	51,454	51,345
Federal Reserve and Other Bank Stocks	928	928	305	305
Accrued Interest Receivable	578	578	230	230

Financial Liabilities:
Deposits	104,538	104,532	61,570	61,645
Other Borrowings	1,862	1,833	—	—
Accrued Interest and Other Liabilities	1,356	1,356	254	254

NOTE O - RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Bank has granted loans to certain officers and directors and the companies with which they are associated.  In the Bank’s opinion, all loans and loan commitments to such parties are made on substantially the same terms including interest rates and collateral, as those prevailing at the time of comparable transactions with other persons.  A summary of the activity in these loans follows:

	2005	2004

Balance at Beginning of Year	$2,700	$—
Credit Granted, Including Renewals	1,183,283	3,400
Repayments	(2,700)	(700)

	$1,183,283	$2,700

Also in the ordinary course of business, certain officers and directors and the companies with which they are associated have deposits with the Bank.  In the Bank’s opinion, all deposit relationships with such parties are made on substantially the same terms including interest rates and maturities, as those prevailing at the time of comparable transactions with other persons.  The balance of these deposits at December 31, 2005 and 2004 was approximately $3,703,000 and $7,023,000, respectively.

Appendix B

Landmark National Bank

Unaudited Condensed Balance Sheet

(Dollars in Thousands)

June 30, 2007

Cash and Due From Bank	$2,537
Federal Funds Sold	2,880
TOTAL CASH AND CASH EQUIVALENTS	5,417

Interest-bearing Deposits in Other Banks	1,154

Investment Securities Available for Sale	12,700

Loans	73,504
Allowance for Loan Losses	(1,026)
NET LOANS	72,478

Premises and Equipment	948
Equity Securities	1,241
Goodwill and other intangible assets	5,214
Other Assets	1,148

TOTAL ASSETS	$100,300

Noninterest-Bearing Deposits	$27,279
Interest-Bearing Deposits	54,547
TOTAL DEPOSITS	81,826

Other Borrowings	—
Accrued Interest and Other Liabilities	887
TOTAL LIABILITIES	82,713

Common Stock	9,891
Surplus	12,440
Accumulated Deficit	(4,649)
Accumulated Other Comprehensive Income, net	(95)
TOTAL SHAREHOLDERS’ EQUITY	17,587

TOTAL LIABILITIES AND
SHAREHOLDERS’ EQUITY	$100,300

Landmark National Bank

Unaudited Condensed Statements of Income

(Dollars in Thousands - Except Per Share Data)

	For the Six Months Ended	For the Six Months Ended
	June 30, 2007	June 30, 2006

Interest Income	$4,051	$4,302
Interest Expense	1,198	1,149
NET INTEREST INCOME	2,853	3,153

Provision for Loan Losses	—	41
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	2,853	3,112

Noninterest Income	143	122
Noninterest Expense	3,778	2,747
INCOME (LOSS) BEFORE INCOME TAXES	(782)	487

Income Taxes	—	1
NET (LOSS) INCOME	$(782)	$486

Earnings per share:
Net Income - basic	$(0.41)	$0.25
Net Income - diluted	$(0.41)	$0.24
Weighted Average shares:
Basic	1,918,114	1,907,948
Diluted	1,918,114	1,989,568

Landmark National Bank

Unaudited Condensed Statements of Cash Flows

(Dollars in Thousands)

	For the Six Months Ended	For the Six Months Ended
	June 30, 2007	June 30, 2006
OPERATING ACTIVITIES
Net Income (Loss)	$(782)	$486
Adjustments to Reconcile Net Income to Net Cash Provided (Used) by Operating Activities:
Depreciation and Amortization	118	116
Stock-based Compensation Expense	10	—
Provision for Loan Losses	—	41
Other Items - Net	265	(570)
NET CASH (USED) PROVIDED BY OPERATING ACTIVITIES	(389)	73

INVESTING ACTIVITIES
Net Change in Interest-bearing Deposits - Other Banks	549	(113)
Purchases of Investment Securities	(22)	(2,049)
Maturities of Investment Securities	8,389	4,188
Net Change in Loans	2,368	(5,979)
Purchase of Premises and Equipment	(6)	(267)
NET CASH (USED) PROVIDED BY INVESTING ACTIVITIES	11,278	(4,220)

FINANCING ACTIVITIES
Proceeds from Exercise of Warrants and Stock Options	628	—
Net Change in Deposits	(20,633)	(4,602)
Net Change in Borrowings	(3,968)	7,959
NET CASH (USED) PROVIDED BY FINANCING ACTIVITIES	(23,973)	3,357

DECREASE IN CASH AND CASH EQUIVALENTS	(13,084)	(790)

Cash and Cash Equivalents at Beginning of Period	18,501	5,303

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$5,417	$4,513

Appendix C

Unaudited Pro Forma Combined Condensed Balance Sheet

As of June 30, 2007

(Dollars in Thousands)

	1st Pacific	Landmark		Pro Forma	Pro Forma
	Bancorp	National Bank	Reference	Adjustments	Combined
ASSETS
Cash and investments	$24,797	$19,271	(A)	$(9,791)	$34,277
Loans, net of ALLL	278,847	72,478		—	351,325
Goodwill and other intangibles	—	5,214	(A)	5,461	10,675
Other assets	8,485	3,337	(A)	2,093	13,915
Total Assets	$312,129	$100,300		$(2,237)	$410,192

LIABILITIES & EQUITY
Deposits	$273,150	$81,826		$—	$354,976
Subordinated debentures	5,000	—		—	5,000
Trust preferred securities	5,155	—		—	5,155
Other liabilities	1,350	887		—	2,237
Total liabilities	284,655	82,713		—	367,368
Shareholders’ equity	27,474	17,587	(A)	(2,237)	42,824
Total liabilities and equity	$312,129	$100,300		$(2,237)	$410,192

(A)   Purchase accounting adjustments: The acquisition will be accounted for using the purchase method of accounting. Under this method, the fair values of the assets acquired and the liabilities assumed are determined at the acquisition consummation date. The historical amounts of the assets and liabilities are then adjusted to such fair values and these fair values are added to 1st Pacific Bancorp’s balance sheet. The pro forma fair value adjustments are preliminary, based on estimates, and are subject to change as more information becomes available. Accordingly, the final fair value adjustments may be materially different from those presented in this document. A summary of these estimated fair value adjustments follows.

Establishment of core deposit intangible:   The core deposit intangible has been estimated at approximately 3% of core deposits, or approximately $2,550,000. This intangible asset will be amortized to expense over the estimated life of the deposits acquired. This intangible asset will also be reviewed for impairment periodically.

Other assets:   This estimated fair value adjustment includes recognizing an unrecorded deferred tax asset of $3,139,000, primarily related to net operating loss carryforwards net of $1,046,000 in deferred tax items resulting from basis differences of the assets acquired and liabilities assumed and either deferred income tax assets or income tax receivables resulting from tax deductible items such as severance and certain other merger related expenses. Further income tax adjustments may be made as more information becomes available and analyses are finalized in order to complete final tax returns.

Cash Consideration & Expenses:   Pursuant to the agreement, 35% of the merger consideration will be paid in cash, plus certain anticipated merger-related expenses.

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Unaudited Pro Forma Combined Condensed Statement of Earnings

For the Six Months Ended June 30, 2007

(Dollars in Thousands Except Per Share Data)

	1st Pacific	Landmark		Pro forma	Pro Forma
	Bancorp	National Bank	Reference	Adjustments	Combined

Net interest income	$7,505	$2,853	(A)	$(296)	$10,062
Provision for loan losses	151	—		—	151
Noninterest income	346	143		—	489
Noninterest expense	5,432	3,778	(B)	232	9,442
Income before income taxes	2,268	(782)		(528)	958
Provision for income taxes	931	—	(C)	(539)	392
Net Income	$1,337	$(782)		$11	$566

Earnings per share:
Net Income - basic	$0.34				$0.12
Net Income - diluted	$0.32				$0.11
Weighted Average shares:
Basic	3,894,808		(D)	1,000,300	4,895,108
Diluted	4,231,001		(D)	1,000,300	5,231,301

Statement of Earnings Pro Forma Adjustments

(A)                              This adjustment represents a reduction in net interest earnings resulting from the estimated cash consideration and transaction costs to be paid, totaling $9,791,000, at the average Federal funds rate for the six months of 5.25%. Also included herein, 1st Pacific Bancorp issued $5 million of trust preferred securities prior to the consummation of the merger. Its floating rate interest cost on this issuance is Libor plus 140, or a total of approximately $39,000, net interest expense for the six months.

(B)                                This adjustment represents amortization expense for the estimated core deposit intangible to be recorded as a fair value adjustment in purchase accounting, amortized over an estimated useful life of ten years using sum-of-the-years digits method of accounting. 1st Pacific Bancorp also anticipates various cost savings directly attributable to the transaction, such as salary and benefits costs for reductions in personnel, cancellation of Landmark National Bank’s core data processing service contract, and other efficiencies and cost savings associated with combining insurance policies and consolidating professional services, etc, which are not included herein. Futhermore, Landmark's results for the six months ended June 30, 2007, were impacted significantly by merger-related expenses, such as employment contract severance costs and payments to holders of in-the-money warrants and options; no adjustments have been made herein for such non-recurring expenses.

(C)                                Represents income taxes on the pro forma adjustments at a combined Federal and California statutory tax rate of approximately 41% totaling $217,000 and also includes an adjustment to record a tax benefit from Landmark National Bank’s net operating loss at the statutory rate totaling $322,000.

(D)                               1st Pacific Bancorp’s weighted average basic and diluted shares are each increased by 1,000,300 shares, which represents the expected number of shares to be issued to Landmark National Bank shareholders as 65% of the total consideration paid in stock.Remaining options and warrants outstanding are not considered to have a significant dilutive effect, if any.

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